LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (the "Agreement") is made and entered into as of ________June 19, 1997, by and between FOOD LION, INC., a corporation organized and existing under the laws of the State of North Carolina, United States of America, having its principal offices at Harrison Road, Salisbury, North Carolina ("Food Lion") and Kash n' Karry, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal offices at 6422 Harney Road, Tampa, Florida ("Kash n' Karry") (hereinafter referred to as "Licensors"), and ETABLISSEMENTS DELHAIZE FRERES ET CIE "LE LION" S.A., a corporation organized under the laws of Belgium, having its principal office at rue Osseghem 53, 1080 Brussels, Belgium (hereinafter referred to as "Licensee").

                            RECITALS

     WHEREAS, Licensors are engaged primarily in the operation of supermarkets in the United States of America;

     WHEREAS, Licensee, through itself and its subsidiaries, is engaged primarily in the operation of supermarkets throughout the world;

     WHEREAS, Food Lion, Inc. is the sole proprietor of the trademark "Food Lion," registered in the United States of America under Registration Nos. 1,864,491, 1,560,829, 1,555,907,
1,562,117, 1,554,929, 1,552,177, 1,554,968, 1,534,561, 1,534,160,
1,532,732, 1,533,907, 1,557,579, 1,557,558, 1,558,705, 1,427,887,
together with the goodwill associated therewith (hereinafter collectively referred to as the "Trademark");

     WHEREAS, Kash n' Karry, Inc. is an indirect wholly-owned subsidiary of Food Lion, Inc. and is the company under which the Trademark is registered in Thailand;

     WHEREAS, Licensee desires to obtain from Licensors and Licensors desire to grant to Licensee the right in Thailand to import, manufacture, use and sell goods bearing the Trademark, to use the Trademark in Thailand in displays, signs, advertising and promotion of goods bearing the Trademark, and to have manufactured for it goods bearing the Trademark to be used or sold in Thailand; and

     WHEREAS, Licensee further desires to obtain from Licensors and Licensors further desire to grant to Licensee, the right to grant sublicenses to third parties to import, manufacture, use and sell goods in Thailand bearing the Trademark, to use the Trademark in displays, signs, advertising and promotion of goods bearing the Trademark and to have manufactured for it goods bearing the Trademark to be used or sold in Thailand and to provide services in connection with the Trademark in Thailand.

           NOW, THEREFORE, in consideration of and subject to the premises and the mutual agreements, terms and conditions herein contained, the benefits to be derived therefrom, including the expansion of the goodwill associated with the Trademark, the mutual cooperation and assistance between the parties, as well as Licensee's agreement to allow Food Lion to assign to an indirect wholly-owned subsidiary Food Lion's rights under that certain License Agreement between the parties having an effective date of January 1, 1983, and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, Licensors and Licensee agree as follows:

                            ARTICLE I

                          THE TRADEMARK

     1.1 Registration. In order to protect the rights of the Licensors in the Trademark the parties agree that Kash n' Karry alone shall have the right to register the Trademark in Thailand.

     1.2 Goods and Services. The goods and services identified in the application or applications to register the Trademark in Thailand may include, but are not limited to, those goods and services recited in United States Trademark Registration Nos. 1,864,491, 1,560,829, 1,555,907, 1,562,117, 1,554,929, 1,552,177,
1,554,968, 1,534,561, 1,534,160, 1,532,732, 1,533,907, 1,557,579,
1,557,558, 1,558,705, 1,427,887 for the Trademark.

                           ARTICLE II

                          LICENSE GRANT


      2.1 Grant. Licensors grant to Licensee the non-exclusive right, license and privilege in Thailand to import, manufacture, use, sell, distribute and advertise goods bearing the Trademark, use the Trademark in displays, signs, advertising and promotion of goods to be used or sold in Thailand, and to have manufactured for it goods bearing the Trademark to be used or sold in Thailand and to provide services in connection with the Trademark in Thailand, subject to the terms of this License Agreement.

      2.2 Sublicenses. Licensor grants to Licensee the right to grant one or more sublicenses to joint venture entities in which Licensee has at least a direct or indirect 20% equity interest (hereinafter referred to as "Sublicensees") organized under the laws of Thailand to:

     (a)    import,   manufacture,  use,  sell,  distribute   and
advertise in Thailand goods bearing the Trademark;

     (b) use the Trademark in displays, signs, advertising and promotion of goods to be used or sold in Thailand;

      (c) have goods manufactured for the Sublicensees bearing the Trademark; and

     (d) provide services in connection with the Trademark in Thailand.

All sublicenses pursuant to this section 2.2 shall be subject to the terms of a License Agreement between the Sublicensees and Licensee pursuant to which the Sublicensees agree to maintain the quality standards set forth in this Agreement for goods used, sold, distributed or advertised by the Sublicensees in Thailand bearing the Trademark and for services provided in connection with the Trademark.

     2.3 Ownership and Goodwill. It is the intent of Licensors and Licensee that nothing contained in this License Agreement shall be deemed in any way to confer on Licensee any proprietary interest in the Trademark. Licensee acknowledges and agrees that Licensors retain full and exclusive ownership of the Trademark and that neither Licensee nor any of its Sublicensees shall acquire any rights in the Trademark other than those rights expressly granted by the Licensors pursuant to and during the term of this Agreement, and that use of the Trademark by Licensee and its Sublicensees inures to the benefit of Licensors.
Licensee further acknowledges Licensors' exclusive ownership of, the validity of, and Licensors' exclusive right to use the Trademark. Licensee agrees to cooperate fully with Licensors in securing, registering, maintaining and evidencing the Trademark, and to execute and deliver any and all agreements, instruments and other documents necessary or appropriate to secure, register, maintain and evidence such Trademark. Further, Licensee agrees not to contest, impugn, dispute or challenge, or to assist in any challenge during the term of this License Agreement, including any extension thereof, or at any time thereafter, Licensors' exclusive ownership of, validity of and Licensors' exclusive right (subject to Licensees rights hereunder) to use the Trademark.

     2.4 Similar Trademark. Licensee agrees that neither during the term of this Agreement nor at any time thereafter shall Licensee ever use or register or cause or permit any of its Sublicensees to use or register any trademark or service mark that is identical or confusingly similar to the Trademark (including its phonetic equivalents) without the prior written consent of Licensors.


                           ARTICLE III

                         QUALITY CONTROL

     3.1 Quality. Licensee acknowledges that Licensors, by reason of their maintenance of high standards of quality of goods and services at supermarkets and retail food outlets operated by it, have established over a period of years a reputation which is of great importance to Licensors. Accordingly, in the event that Licensee shall not maintain and operate its supermarkets in Thailand in accordance with Licensors' standards or maintain the quality of goods bearing the Trademark, Licensors may terminate this License Agreement as hereinafter provided. Licensee agrees that all advertising, publicity, and promotion of goods bearing the Trademark shall be in good taste and comport with the high standards established by Licensors. Licensee further agrees that it will cause to appear whenever proper or necessary and in the correct manner and position or place, notices of registration in connection with any and all uses of the Trademark.

     3.2  Inspection.    Licensee shall permit Licensors or their
authorized representatives to inspect the goods and monitor the services in conjunction with which the Trademark is used and the methods of manufacturing the goods upon the premises of Licensee or of any person, firm, or corporation manufacturing any of the goods for Licensee, at all reasonable times to ensure that the required quality of the goods and services is maintained. In the event that Licensors shall be of the opinion that the quality of the goods bearing the Trademark or the services provided in connection with the Trademark fail to meet the quality standards set forth in the prior sentence, Licensors shall notify Licensee in writing (hereinafter referred to as the "notification"), and the notification shall specify the basis for such opinion in sufficient detail so as to enable Licensee to determine the objectionable practice or practices. Upon receiving the notification, Licensee shall forthwith make such changes in its methods of operation and the promotion of its affairs as shall be necessary to remedy the matters specified in the notification.. If Licensee shall fail to remedy the matters specified in the notification within thirty 30 days following the date of the notification, then this License Agreement shall be terminated.

     3.3 Sublicensee Quality Control. Licensee agrees to ensure that the Sublicensees maintain the quality of the goods bearing the Trademark and the services provided in connection with the Trademark. If any one or more of the Sublicensees' goods or services fail to meet the quality standards set forth in Sections
3.1 or 3.2, Licensee agrees to send such Sublicensees with the notification provided for in Section 3.2 so that such Sublicensees can remedy the failure to meet the quality standards. Such Sublicensees shall forthwith make such changes in its methods of operation and the promotion of its affairs as shall be necessary to remedy the matters specified in the notification. If such Sublicensees shall fail to remedy the matters specified in the notification within thirty 30 days following the date of the notification, then the Licensee agrees to terminate such Sublicensees' sublicenses as appropriate.

     3.4  Samples of Goods.   From time to time at Licensors'
reasonable request, Licensee agrees to submit to Licensors samples of the goods in conjunction with which the Trademark is used in Thailand by Licensee and the Sublicensees.

     3.5 Advertising, Promotional or Other Materials. Licensors may from time to time require that Licensee furnish Licensors with samples of advertising, promotional or other materials including the Trademark that are to be used or being used by Licensee and any of its Sublicensees in connection with the advertising, promotion and sale of goods bearing the Trademark in Thailand. Licensee agrees that it and its Sublicensees will use the Trademark in a reasonable manner required by Licensors in order to identify Licensor's rights in the Trademark. .


                           ARTICLE IV

                      TERM AND TERMINATION

     4.1  Term.     The term of this License Agreement shall be
ten (10) years from the date hereof and shall be automatically extended for successive additional terms of five (5) years each, unless terminated pursuant to Section 4.2 hereof.

     4.2 Termination. This Agreement may be terminated by the parties hereto:

     (a)  By mutual written consent of Licensors and Licensee;

     (b) By Licensors or Licensee if any Governmental Authority shall have issued an injunction or other order permanently restraining, enjoining or otherwise prohibiting Licensee from performing according to the terms of this Agreement;

     (c) By Licensors, in their sole discretion, effective thirty (30) days after giving written notice to Licensee to such effect, whenever Licensee shall do anything, or permit anything to be done, whether by action or inaction, contrary to any covenant or agreement required to be performed by Licensee under the terms of this License Agreement and shall fail within said thirty (30) days after written notice by Licensors to Licensee specifying the same to remedy the same; or

      (d) By Licensors, at their sole discretion, immediately upon written notice to Licensee, if: Licensee is adjudicated bankrupt or insolvent, or enters into a compromise arrangement with its creditors, or if a receiver or sequestrator is appointed to manage the affairs of Licensee.

      4.3   Sublicense  Termination.  All  sublicense  agreements
granted   by  Licensee  pursuant  to  this  Agreement  shall   be
automatically terminated upon the expiration or termination of this Agreement.

     4.4 Cessation of Rights. Upon expiration or termination of this Agreement for any reason, all rights granted to Licensee hereunder shall cease, and Licensee shall immediately:

     (1) Discontinue all use of the Trademark and any term confusingly similar thereto;

     (2) Cooperate with Licensors to apply to the appropriate authorities to cancel recording of this Agreement from all government records;

     (3)  Take down all signs displaying the Trademark; and

     (4)   Destroy  or return to Licensors all printed  materials
bearing   the  Trademark  and  any  other  materials  containing,
displaying or using the Trademark.

     4.5 Cessation of Sublicensee's Rights. Upon expiration or termination of any sublicense granted by Licensee pursuant to this Agreement for any reason, all rights granted to the Sublicensee shall cease twelve (12) months from the date of such expiration or termination, and Licensee shall ensure that such Sublicensee shall by the end of such twelve (12) month period:

     (1) Discontinue all use of the Trademark and any term confusingly similar thereto;

     (2) Cooperate with Licensee to apply to the appropriate authorities to cancel the recording of the relevant Sublicense
Agreement from all government records;

     (3)  Take down all signs displaying the Trademark; and

     (4)   Destroy  or  return to Licensee all printed  materials
bearing   the  Trademark  and  any  other  materials  containing,
displaying or using the Trademark.

                            ARTICLE V

                         INDEMNIFICATION

     5.1 Licensee's Agreement to Indemnify. Licensee agrees that it is wholly responsible for all goods and services offered or sold by it, and that Licensors shall have no liability for or in connection with any goods or services offered, sold or otherwise provided by Licensee in connection with the Trademark. Subject to the terms of this Agreement, Licensee shall indemnify, defend and hold harmless Licensors, their subsidiaries and their respective officers, directors, shareholders, employees and agents, from and against any and all claims, demands, losses, assessments, fines, penalties, liabilities, damages, reasonable expenses of investigations, reasonable fees of experts, reasonable disbursements and other reasonable costs (including reasonable attorneys' fees) (collectively referred to herein as "Damages") asserted against, resulting to, imposed upon or incurred by any of them, which arise from and to the extent they are attributable to, the use by Licensee or its Sublicensees of the Trademark in Thailand, the offer, sale or provision of any goods or services in connection with the Trademark in Thailand, a claim of defects in the materials, manufacture, production, bottling or packaging of any of the goods manufactured, produced, bottled, packaged, sold or distributed by or for Licensee or its Sublicensees under the Trademark in Thailand, including without limitation, claims or actions for negligence, breach of contract, strict liability and patent, trademark or copyright infringement. Licensor will give Licensee immediate notice of any such action, suit or proceeding and afford Licensee the opportunity to defend the same at Licensee's expense.

     5.2 Limitation on Damages. LICENSORS SHALL NOT BE LIABLE FOR ANY CONTINGENT, INCIDENTAL OR CONSEQUENTIAL DAMAGE OR OTHER DAMAGE OR EXPENSE ASSOCIATED WITH THE TRADEMARK LICENSED TO LICENSEE PURSUANT TO THIS AGREEMENT FOR ANY REASON WHATSOEVER.


                           ARTICLE VI

                          INFRINGEMENT

     6.1  Third Party Infringement.     Licensee agrees, promptly
upon learning thereof, to notify Licensor in writing of the name, address, and to furnish such other pertinent information as may be available, of any third party who may be infringing or otherwise violating any of the Licensors' rights in and to the Trademark, or of any third party who makes a claim that use of the Trademark infringes upon or otherwise violates any property or rights of any nature of said third party. Licensee agrees to cooperate in all necessary respects as required by Licensors in any action which Licensors deem advisable or necessary to protect Licensors' rights in the Trademark or to contest a claim by a third party that use of the Trademark infringes upon or otherwise violates any property or rights of any nature of said third party. However, Licensors shall be under no obligation to prosecute infringers of the Trademark. In any case in which Licensors determine not to do so, Licensee may do so with the prior written permission of and on behalf of Licensors but at Licensee's own expense and subject to whatever conditions Licensors may impose.

      6.2 Reimbursement. Licensee shall reimburse Licensors for any expenses incurred by Licensors in defending any claims of third parties concerning the use of the Trademark by Licensee or Sublicensees, goods manufactured, assembled or sold by Licensee or Sublicensees or the services provided by Licensee or Sublicensees and for any liability paid by Licensors under order of any court or in good faith, in consultation with Licensee, to third parties with respect to goods manufactured, assembled or sold by Licensee or Sublicensees or services provided by Licensee or Sublicensees.


                          ARTICLE VII

                GOVERNMENTAL APPROVALS AND LAWS

      7.1 Compliance With Laws. The parties expressly agree that, in carrying out the terms of this Agreement, they shall not take or cause or present any of their respective subsidiaries to take any act inconsistent with the requirements of any Laws in Thailand or of any other applicable jurisdiction as the same may be in effect from time to time.

     7.2 Governmental Approval. Licensee and Licensors acknowledge that this Agreement may be required to be approved and registered by the Trademark Office of Thailand to be effective. The parties agree to cooperate fully in obtaining such approval and registration of this Agreement and in demonstrating to the Trademark Office of Thailand the satisfaction of any conditions required to maintain the approval and registration of this Agreement. Neither Licensee nor Licensors shall submit anything to the Trademark Office of Thailand or any Governmental Authority of any other applicable jurisdiction in connection with the approval process without the express consent of the other party. Any and all expenses associated with obtaining the approval and registration of this Agreement shall be paid directly by Licensee.


                          ARTICLE VIII

                          MISCELLANEOUS

     8.1 Notices. All reports, approvals, and notices required or permitted by this Agreement to be given to a party (each a "Notice") shall be given in writing, by personal delivery, telecopy or overnight courier, to the party concerned at its address as set forth below (or at such other address as a party may specify by written notice pursuant to this Section 8.1 to the other parties).

     If to Licensors:    FOOD LION, INC.
                    KASH n' KARRY, INC.
                    Harrison Road
                    Salisbury, North Carolina
                    Fax:  704/637-8803
                    Attn:  R. William McCanless
  with a copy to:   Akin, Gump, Strauss,  Hauer  &  Feld, L.L.P.
                    1333 New Hampshire Avenue, N.W.
                    Washington, D.C.  20036
                    Fax:  202/887-4288
                    Attn:  Bruce S. Mendelsohn

 If to Licensee:    Pierre-Oliver Beckers
                    ETABLISSEMENTS DELHAIZE FRERES
                    ET CIE "LE LION" S.A
                    rue Osseghem 53, 1080 Brussels, Belgium


All  Notices  shall be deemed effective, delivered  and  received
(i) if given by personal delivery, when actually delivered and signed for, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; or (iii) if given by overnight courier, on the second Business Day immediately following the day on which such Notice is delivered to a reputable overnight courier service.

     8.2 Assignment. This Agreement may be assigned by Licensors, however, except as otherwise set forth in this Agreement, neither this Agreement nor the rights granted hereunder may be assigned or transferred by Licensee (by operation of law or otherwise) without the prior written consent of Licensors and any attempted assignment, delegation or transfer in Violation hereof, shall be void and of no force and effect.


     8.3 Entire Agreement. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter thereof and supersedes all prior oral and written understandings and agreements as well as all prior negotiations, representations, and proposals relating thereto. Any alteration in the provisions of this Agreement will only be valid between the parties upon written confirmation by both parties stating the commencement date for such alteration.

     8.4 Expenses. All expenses incurred by a party or on its behalf in connection with this Agreement or related to the preparation, negotiation, execution and performance of this Agreement, shall be borne by the party incurring such expenses.

     8.5 Waivers; Amendments. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing by the waiving party. This Agreement may only be amended with the written consent of Licensors and Licensee.

     8.6 Reformation and Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term hereof, then (i) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby provided that such invalidity of any clause does not substantially adversely affect the interest of either party.

     8.7 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 8.13, each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any North Carolina Federal court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably and unconditionally agrees that all claims in respect of such action or proceeding may be heard and determined in such North Carolina State court or, to the extent permitted by law, in such North Carolina Federal court. Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of any inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of the place of residence or domicile. Each of the parties irrevocably and unconditionally consents to the service of any and all process and in any such action or proceeding in such North Carolina State or North Carolina Federal court by the sending of copies of such process to each of the parties in Section 8.1. Each of the parties agrees that the final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     8.8 Waiver of Immunity. To the extent that a party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction and/or venue of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, enforcement, or other legal process in any jurisdiction, such party, for itself and its property, does hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the subject matter hereof. Such agreement shall be irrevocable and not subject to withdrawal in any and all jurisdictions.

     8.9   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.10 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      8.11 Language of the Agreement. This Agreement is being executed in the English language, which will be controlling over any translations into another language. If any translation of this Agreement or such materials is required by any court having jurisdiction or by any other tribunal or arbitration panel, Licensee will pay the costs and expenses connected with such translation.

      8.12 Income Taxes. Any tax, duty or impost imposed because of this Agreement, shall be borne and discharged by Licensee.

     8.13 Arbitration.   All disputes arising in connection with
this Agreement shall be finally settled by arbitration pursuant to the rules of arbitration of the International Chamber of Commerce and judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.



     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the date and year first above written.

                              FOOD LION, INC.


                              By:  /s/ R. William McCanless
                                   R. William McCanless
                                   Senior Vice President

                              KASH n' KARRY, INC.


                              By:  /s/ R. William McCanless
                                   R. William McCanless
                                   Executive Vice President

                              ETABLISSEMENTS DELHAIZE FRERES
                                   ET CIE "LE LION" S.A.


                              By:  /s/ G. de Vaucleroy
                                   G. de Vaucleroy
                                   Chief Executive Officer

                                   /s/ P. O. Beckers
                                   P. O. Beckers
                                   Director
                                   Executive Vice President of the
                                   Excutive Committee
                                   President of the International Management
                                   Committee